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                                                                   Exhibit 4.3


        THIS SECURITY IS A GLOBAL CERTIFICATE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CERTIFICATE OF DESIGNATION GOVERNING THIS SECURITY, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CERTIFICATE OF DESIGNATION. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION)
("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OR SUCH PREFERENCES AND/OR RIGHTS.


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                                      -2-

CUSIP No.
NUMBER                                                                SHARES

                          RENAISSANCE COSMETICS, INC.
                               SENIOR REDEEMABLE
                           PREFERRED STOCK, SERIES C

                            par value $.01 per share

        This Certifies that _________________________ is the owner of ____________________________________________ fully paid and non-assessable shares, par value $.01 per share, of the Senior Redeemable Preferred Stock, Series C, of the above-named Corporation, transferable on the books of the Corporation by the holder hereof in person or by its duly authorized Attorney upon surrender of this Certificate properly endorsed.

        WITNESS the seal of the Corporation and the signature of its duly authorized officers.

Dated:

                                        By: ________________________________
                                            Name:
                                            Title:

(Seal)
                                        By: ________________________________
                                            Name:
                                            Title:


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                                      -3-


                                ASSIGNMENT FORM


        For value received, _____________________________hereby sell, assign and transfer unto_________________________________________________________
shares represented by the within Certificate and do hereby irrevocably constitute and appoint_____________________________________________________
Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.


Date:______________


                                                ______________________________


In presence of _______________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alternation or enlargement or any change whatever.